CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 3 to Registration Statement No. 333-191808 on Form N-2 of our report dated February 19, 2014, related to the statement of assets and liabilities of First Trust New Opportunities MLP & Energy Fund, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which is part of such registration statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
March 25, 2014